Exhibit 10.35

INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT, is made by and between the party whose name appears on the signature page hereto (the “Client”) and Lazard Asset Management LLC (the “Manager”).

WHEREAS, the Client desires to establish an investment account with the Manager with respect to the assets of the Client and/or any entities set forth on Schedule A attached hereto (which, together with all additions, increases and substitutions, is defined as the “Account”) and to engage the Manager to manage the Account and the Manager is willing to manage the Account pursuant to the terms of this Agreement and the investment objective and guidelines, if any, attached hereto as Schedule B (the “Guidelines”) or as Schedule I (“Currency Hedging Authorization”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Client and the Manager hereby agree as follows:

1. Appointment and Powers of Manager.

1.1. Representations of the Client. The Client hereby represents and warrants that: (a) the Client beneficially owns all of the assets in the Account or has discretionary authority over such assets with authority to appoint an investment manager with respect to such assets; (b) subject to the Guidelines, there are no restrictions on the transfer, sale and/or public distribution of the assets in the Account; (c) the Client has appointed no other current investment manager with respect to the assets in the Account; (d) the Client has previously furnished to the Manager (i) true and complete copies of trust or custodial agreements with respect to assets in the Account (ii) a copy of all applicable municipal statutes and regulations regarding the authority to enter into this Agreement and to undertake the investments contemplated hereunder; (e) the information set forth in Schedule D attached hereto is true and correct; and (f) for institutional clients, an appropriate resolution of the Board of Directors, or the Board of Trustees or similar governing body approving this Agreement has been passed and a copy of such resolution with appropriate certification has been provided to the Manager. The Manager shall be permitted to include the name of the Client on its representative client list only with the prior written approval of Client in each instance.

1.2. Appointment. The Client hereby appoints and engages the Manager to manage the Account, with discretionary investment authority, subject to the Guidelines, in accordance with the terms of this Agreement and the Manager hereby accepts this appointment.

1.3. Authority and Duties of the Manager. Subject to the terms and conditions of this Agreement including, without limitation, any investment restrictions set forth in the Guidelines, the Client hereby grants the Manager complete and unlimited investment and trading authority with respect to the Account and appoints the Manager as the Client’s agent and attorney-in-fact with respect to same. Without in any way limiting the preceding sentence and without obtaining the consent of, or consulting with, the Client or any other person, the Manager is hereby authorized, for and on behalf of the Client, with respect to the Account, in the Manager’s discretion to:

a) purchase, sell, redeem, invest, reinvest or otherwise trade any security, exchange-traded funds (“ETFs”), or other permitted investment for the Account; provided, that any sale of a security held in the Account shall require the prior approval of Client in each instance;

b) exercise any conversion and/or subscription rights available in connection with any securities or other investments held in the Account;

c) maintain all or part of the assets in the Account uninvested in short-term income-producing instruments for such periods of time as shall be deemed reasonable and prudent by the Manager;

d) [Reserved];

e) instruct the Custodian to deliver for cash received, securities sold, exchanged, redeemed or otherwise disposed of from the Account, and to pay cash for securities delivered to the Custodian and/or credited to the Account upon acquisition of same for the Account;

f) determine how to vote all proxies received with respect to securities held in the Account and, to the extent specified in the Guidelines, direct the Custodian as to the voting of such proxies;

g) select broker-dealers, including, without limitation, any affiliate of the Manager, to purchase, sell or otherwise trade in or deal with any security in the Account; provided however, that the fees and other terms of engagement of a broker-dealer that is an affiliate of Manager shall be at commercially reasonable market rates.

h) place orders with any broker-dealer so selected, to purchase, sell or otherwise trade in or deal with any security in the Account;

i) generally, perform any other act necessary to enable the Manager to carry out its obligations under this Agreement; and

j) to certify to third parties the Client’s tax identification number.

Notwithstanding the foregoing, at the end of each Business Day the Manager shall sweep all uninvested assets in the Account into the Client’s account with Custodian (the “Custodian Account”). It is understood and agreed that unless otherwise specified in Schedule B the assets in the Account constitute only a portion of the assets of the Client or any entity set forth on Schedule A, the Client has engaged others to manage such assets or has retained investment responsibility for such assets, and the Manager is not responsible for the overall diversification of the investment of such assets.

1.4. Selection of Broker-Dealers.

a) When selecting broker-dealers to effect portfolio transactions on behalf of the Account, the Manager will select the broker-dealer(s) who, in the judgment of the Manager, will provide best execution. In determining the ability of a broker-dealer to provide best execution on a particular transaction for the Account, the Manager will consider all relevant factors, including, without limitation: (i) the ability of the broker-dealer to provide prompt and efficient execution; (ii) the ability and willingness of a broker-dealer to facilitate the transaction by acting as principal and going at risk for its own account; (iii) the ability of the broker-dealer to provide accurate and timely settlement of the transaction; (iv) the Manager’s knowledge of the negotiated commission rates currently available and other current transaction costs; (v) the clearance and settlement capabilities of the broker-dealer; (vi) the Manager’s knowledge of the financial condition of the broker-dealer selected; and (vii) any other matter relevant to the selection.

b) The Client understands and agrees that brokerage commissions on the Account’s portfolio transactions may be directed to broker-dealers in recognition of investment research and information furnished as well as for services rendered in the execution of orders by such broker-dealers in accordance with Section 28(e) of the Securities and Exchange Act of 1934. Accordingly, the Manager may, in its discretion, cause the Account to pay a broker-dealer a commission for effecting a transaction for the Account in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction. This may be done where the Manager has determined in good faith that such commission is reasonable in relation to the value of the brokerage and/or research provided by the broker-dealer to the Account or any other client account over which the Manager exercises management discretion. The Manager shall not be required to limit to the Account the use of the research or other services provided by a broker-dealer in connection with effecting a transaction for the Account.

c) When the Manager determines that the purchase or sale of a security or other permitted investment is in the best interest of the Account, as well as its other clients, the Manager, to the extent permitted by applicable laws, may aggregate the securities or investments to be sold or purchased for the Account with those of its other clients in order to obtain a favorable execution and favorable brokerage commissions. In such event, allocation of the securities or investments to be purchased or sold, as well as the expenses incurred in the transactions, will be made by the Manager in a manner the Manager considers equitable and consistent with its obligations to the Client and to its other clients.

d) Any transactions for the Account that are effected by the Manager through Lazard Capital Markets LLC (“LCM”) or another broker-dealer affiliated with the Manager on a national securities exchange of which LCM or such broker-dealer is a member will be effected in accordance with Section 11 (a) of the United States Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. The Client hereby authorizes LCM or such broker-dealer to retain commissions for effecting such transactions and to pay out of such retained commissions any compensation due to others in connection with effectuating those transactions, provided that such commissions shall be at commercially reasonable market rates. The Client hereby consents that, in effecting securities transactions for the Account, an affiliate of the Manager may also act as agent for one or more other parties to the transaction. The Client hereby acknowledges that if an affiliate of the Manager acts as agent for another party to a transaction, such affiliate will have a potential conflicting division of loyalties and responsibilities regarding the parties to the transaction. The Client acknowledges that this written consent to the Manager to act as agent for other parties to a transaction may be revoked at any time by written notice to the Manager.

2. Custody.

a) The Client shall notify the Manager of the appointment of any Custodian (the “Custodian”) for all or a portion of the assets of the Account and shall provide the Manager with the names of persons authorized to act on behalf of the Custodian and such other information as the Manager may reasonably require. Instances where the client request the Manager to receive payment of advisory fees from directly debiting the client’s custodian account, the client hereby authorizes such payment and the client agrees to receive a copy of the adviser’s bill, which will be simultaneously sent to the custodian for payment. The bill will show the amount of the fee, the value of the Client’s assets upon which the fee was based and the specific manner in which the fee was calculated. The Manager shall have no responsibilities or liabilities with respect to the custody arrangements made by the Client, or to any act, decision or other conduct of any custodian or of any other person having possession of the funds or securities of the Account. The Client agrees to use reasonable efforts to cause the Custodian to provide to the Manager information regarding contributions to and/or withdrawals from the Account before such contributions or withdrawals are made, and the Manager will in no way be responsible for any failure by the Custodian to do so. The Client further understands and agrees that any failure by the Custodian to do so will not affect the validity of any transaction initiated by the Manager before receiving such information from the Custodian.

b) To the extent that the assets of the Account have not been placed with a custodian, LCM shall serve as the Custodian and the Client shall place the assets comprising the Account in a separate account maintained with LCM. LCM shall not charge the Client a custody fee for its services with respect to the Account except for any expenses incurred in connection with performing the custody services. In addition, transactions in over-the-counter securities may be subject to a service charge to cover certain costs associated with clearance, settlement and confirmation services provided by the applicant to complete the transaction. Transactions on exchanges will be subject to a commission charge. Commissions charged on such transactions vary according to the size and nature of the transactions and of the account for which they are effected. LCM or an affiliated broker-dealer of LCM may also receive shareholder distribution and servicing fees (also known as “12b-l Fees”) from any money market mutual funds into which uninvested assets in the account are swept.

3. Representations of the Manager. The Manager hereby represents to the Client as follows: (a) the Manager is a registered investment adviser under the United States Investment Advisers Act of 1940; and (b) the Manager shall treat as confidential all information pertaining to the Account and to the Client and all other aspects of the relationship established by this Agreement, except as may be necessary to comply with the regulations of any governmental or self-regulatory organization or with the order of any court or adjudicative body of competent jurisdiction or to effectively perform its obligations and duties under this Agreement.

4. Liabilities of the Manager and the Client. The Manager will deal in good faith and with due diligence and will use reasonable skill and care in the performance of its duties under this Agreement. The Manager shall not be liable for any error of judgment, mistake of law, or for any loss suffered by the Account in connection with the Manager’s discharge of its responsibilities under this Agreement, except for loss resulting from a breach of the Manager’s fiduciary obligation with respect to the Account or Manager’s gross negligence or wilfull misconduct. The Manager shall have no responsibility whatsoever for the management of any assets not in the Account. The Manager shall not be liable for any loss to the Account resulting from the negligence, malfeasance, nonfeasance or criminal conduct of any broker-dealer or other agent or counterparty on behalf of the Account so long as such broker-dealer or other agent or counterparty was selected by Manager with reasonable care. The Client shall indemnify and hold harmless the Manager and its affiliates, agents and employees from and against any and all liabilities, losses, damages, court costs and reasonable expenses (including reasonable attorney’s fees), arising from the act or omission of the Manager or any third party, except to the extent the same results from a breach of the Manager’s fiduciary obligation with respect to the Account or Manager’s gross negligence or wilfull misconduct. Notwithstanding the foregoing, the Manager may be liable to the Client for acts of good faith and nothing contained in this Agreement shall constitute a waiver or limitation of rights that a Client may have under federal or state securities laws.

5. Directions and Information Provided to the Manager. The Client may, from time to time, in the Client’s discretion, issue directions or instructions to the Manager with respect to the Account and amend the Guidelines, provided that any such directions, instructions or amendments are in writing and furnished to the Manager. The Manager shall be fully protected in, and shall have no liability for loss resulting from, relying upon any directions, instructions, or amendments from the Client in accordance with the previous sentence and the Client shall indemnify and hold the Manager harmless with respect to such liability.

The Manager shall be fully protected in, and shall have no liability for loss resulting from, acting upon any instrument, certificate or paper reasonably believed by it to be genuine and to be signed or presented by the proper person or persons, and the Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained and the Client shall indemnify and hold the Manager harmless with respect to such liability.

Notwithstanding anything herein to the contrary, the Manager shall not be obligated to follow any instruction or direction of the Client or to adhere to any amendment to the Guidelines with respect to any transaction commenced on behalf of the Account prior to the Manager’s receipt of such instruction, direction or amendment, but only if Manager has made reasonable efforts to cancel or otherwise unwind such transaction and is unable to do so in a commercially reasonable manner.

6. Accounting and Reports. After the end of each calendar month, the Manager shall furnish the Client with a monthly investment report for the Account which report will include the fair market value for each investment included in the Account.

7. Advisory Fee. The Client shall pay the Manager an advisory fee (the “Advisory Fee”) for the services provided in accordance with the terms of Schedule C of this Agreement attached hereto. If the management of the Account commences or terminates at any time other than the beginning or end of a calendar quarter, respectively, the Advisory Fee shall be prorated based on the portion of such calendar quarter during which this Agreement was in force.

8. Termination; Additions and Withdrawals. Upon thirty (30) days’ written notice either party hereto may terminate this Agreement as to the Account. On the effective date of termination of this Agreement or as close to such date as is reasonably possible, the Manager shall provide the Client with a final report for the Account containing the same information as provided in the monthly investment report described in paragraph 6 above. In addition, the Client shall be entitled to make additions to or withdrawals from the assets in the Account at any time, provided that the Client provides the Manager with notice of any such additions or withdrawals within a reasonable time prior thereto.

9. Entire Agreement and Assignment.

9.1. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and signed by the parties hereto.

9.2. Assignment. This Agreement shall not be assigned (as that term is used in the United States Investment Advisers Act of 1940) by either party without the prior consent of the other party.

10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction and the invalid or unenforceable provision shall be deemed replaced with a valid and enforceable provision that most closely reflects the intention of the parties.

11. Non-Exclusive Management. The Client understands that the Manager and its affiliates may furnish and may continue to furnish investment management and advisory services to others, and that the Manager and its affiliates shall be at all times free, in their discretion, to make recommendations to, and investments for, others which may or may not correspond to investments made for the Account. The Client further understands that the Manager, its affiliates, and any officer, director, member, employee or any member of their families may or may not have an interest in the securities whose purchase and sale the Manager effects for the Account. Actions taken by the Manager on behalf of the Account may be the same as, or different from, actions taken by the Manager on its own behalf or for others and actions taken by the Manager’s affiliates, officers, directors, members, employees of the Manager or its affiliates, the family members of such persons or other investors.

12. Authority. Each of the parties to this Agreement hereby represents that it is duly authorized and empowered to execute, deliver, and perform this Agreement and that such action does not conflict with or violate any provision of law, rule or regulation, contract, deed of trust or other instrument to which it is a party or to which it is subject and that this Agreement constitutes a valid and binding obligation enforceable in accordance with its terms.

13. Applicable Law. To the extent not inconsistent with applicable federal law, this Agreement shall be construed pursuant to, and shall be governed by, the laws of the state of New York, applicable to contracts to be performed in New York and without giving effect to the choice of law principles thereof.

14. Investment Manager Brochure and Related Disclosure. The Client hereby acknowledges that the Client has received from the Manager a copy of the Manager’s Form ADV, Part II, as currently filed, at least forty-eight hours prior to entering into this Agreement.

15. Notices. All notices and other written communications specified herein shall be deemed duly given if transmitted by mail to the Manager at 30 Rockefeller Plaza, New York, New York 10112-6300, and to the Client at the address and, telecopier number set forth on the signature page, or to such other address or telecopier number as shall be specified in a notice duly given. All notices shall be effective upon receipt.

16. Not a Fund. Nothing contained in this Agreement shall in any way, separately or in the aggregate, constitute the establishment of an investment company or mutual fund of any kind. Nor does the arrangement contemplated by this Agreement constitute the existence or establishment of a security of any kind.

17. Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

18. Reserved.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 20th day of July, 2009.

Client Name:	MAX BERMUDA LTD.

/s/ Joseph W. Roberts

Address:

LAZARD ASSET MANAGEMENT LLC

By:	/s/ Gerald B. Mazzari
Gerald B. Mazzari, Chief Operating Officer